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                                                        EXHIBIT 1
                                                        ---------


                              IDENTIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                              ------------------------------------------------------------

                       Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc
                         each an investment advisor in accordance with Section 240.13d-1(b)
                                                    (1)(ii)(E)

                         The undersigned hereby affirms the identification of the subsidiaries which acquired the securities reported in this Schedule 13G.


                    Date: May 10, 2004



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary


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